Exhibit 10.2

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of March 30, 2017 (the “Effective Date”), by and between SUMMER VISTA ASSISTED LIVING, LLC, a Florida limited liability company (“Summer Vista”), and HARDCOURT DEVELOPMENT NO. 2, LLC, a Florida limited liability company (“Hardcourt” and together with Summer Vista, “Sellers”), and CHP II SUMMER VISTA FL OWNER, LLC, a Delaware limited liability company (“Purchaser”) (Sellers and Purchaser are at times hereinafter referred to individually as a “Party” and collectively as the “Parties”).

R E C I T A L S

A.    Sellers and CHP II PARTNERS, LP, a Delaware limited partnership entered into that certain Asset Purchase Agreement effectively dated February 16, 2017 with respect to the “Summer Vista Assisted Living Community” (the “Purchase Agreement”).

B.    CHP II PARTNERS, LP assigned its interest in and to the Purchaser pursuant to an Assignment of Asset Purchase Agreement of even date herewith.

C.    Sellers and Purchaser wish to amend the Purchase Agreement as more particularly set forth below.

NOW, THEREFORE, for valuable consideration, including the promises, covenants, representations and warranties hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally and equitably bound, agree as follows.

1.    Modification of Purchase Price. The Purchase Price as set forth in the Purchase Agreement is hereby amended to mean TWENTY-ONE MILLION FOUR HUNDRED THOUSAND AND NO/100 Dollars ($21,400,000.00).

2.    No Other Amendments. Except as specifically modified pursuant to this Amendment, all of the provisions of the Purchase Agreement shall remain unchanged and shall continue in full force and effect.

3.    Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

SELLERS:

SUMMER VISTA ASSISTED LIVING, LLC,
a Florida limited liability company

By:	/s/ Patrick Duplantis
Name:	Patrick Duplantis
Title:	Director

HARDCOURT DEVELOPMENT NO. 2, LLC, a Florida limited liability company

By:	/s/ Patrick Duplantis
Name:	Patrick Duplantis
Title:	Director

PURCHASER:

CHP II SUMMER VISTA FL OWNER, LLC, a Delaware limited liability company

By:	/s/ Tracey B. Bracco
Name:	Tracey B. Bracco
Title:	Vice-President

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